UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2009

EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-32507 (Commission File Number)	88-0345961 (IRS Employer Identification No.)

3400 Peachtree Road, Suite 111, Atlanta, Georgia (principal executive offices)	30326 (Zip Code)

(404) 421-1844
(Registrant’s telephone number, including area code)

6564 Smoke Tree Lane Scottsdale, Arizona 85253
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.               Entry into a Material Definitive Agreement.

A.
On December 18, 2009, EGPI Firecreek, Inc., a Nevada corporation entered into a Agreement for Sale of Membership Interest in Sierra Pipeline, LLC ("Agreement") by and between Don Tyner, as seller ("Seller"), and EGPI Firecreek, Inc., as buyer ("Buyer”).

Brief History of the approximate 2100 mile Pipeline System:

This pipe was installed and used as a crude oil transportation system by Koch Industries for many years. Koch divested their crude oil transport lines around 1999 – 2000. Parts of this sale were the subject pipelines (NE Oklahoma, Eastern Kansas, and Southern Indiana). There are no known environmental issues. The rights of way and easements associated with this asset have been recorded in each of the applicable county courthouses. The other main pieces Koch sold were the pipelines sold to Cimarron Transportation (Southern, Central and Western Oklahoma, and South Central Kansas).

The Agreement calls for the following material terms:

1. Purchase of Transferred Interest. Subject to the terms and conditions set forth herein, as of the Closing (as denned in Section 3). Seller shall sell, assign and transfer the Transferred Interest (100%) to Buyer and voluntarily withdraw as a Member of the Company, and the Transferred Interest shall be purchased by Buyer.

2.        Consideration.

(a) Stock Deposit. No later than 5:00 P.M. Pacific Time on the Effective Date, Buyer shall deliver an irrevocable instruction letter to Buyer's transfer agent instructing the transfer agent to deliver on January 4, 2010 as hereinafter set forth stock certificates for Two Million Five Hundred Thousand (2,500,000) shares of stock in Buyer (the "Buyer Stock") as a deposit (the "Stock Deposit"), which shall be credited towards the Purchase Price (as defined in Section 2(b)) as provided herein. The Stock Deposit shall be delivered on January 4, 2010 as follows: (i) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock shall be delivered directly to Seller in the names and addresses attached on Schedule 1. and (ii) in accordance with Section 9(a) below, stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock shall be delivered directly to Steven Antebi ("Antebi") in the names and addresses attached on Schedule 1. The Stock Deposit shall be non-refundable to Buyer, except as provided in Section 6(a) of this Agreement. In the event Buyer does not deliver the Stock Deposit as provided above, at Seller's sole discretion this Agreement shall be void, and the parties hereto shall have no obligations hereunder. Seller hereby acknowledges and agrees that until either Closing or earlier termination of this Agreement as provided in Section 2(e) below, the shares of Buyer Stock delivered as the Stock Deposit shall not be sold, hypothecated, transferred, or disposed of in any manner by the recipient of said shares of the Stock Deposit.

(b) Price. The total purchase price for the Transferred Interest (the "Purchase Price") shall be equal to (i) Two Million Five Hundred Thousand Dollars ($2,500,000), payable in certified funds (the "Cash Payment"), plus Five Million (5,000,000) shares of Buyer Stock (the "Stock Payment").

(c) Manner of Payment of Purchase Price. The Purchase Price shall be paid in the following manner: On or prior to the Closing, Buyer shall (i) pay in certified funds or effect a wire transfer of immediately available and verifiable federal funds to an account designated by Seller in an amount equal to the Cash Payment, and (ii) deliver the Stock Payment (less the Stock Deposit) as follows: (a) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock shall be delivered directly to Seller in the names and addresses attached on Schedule 1, and (b) in accordance with Section 9(a) below, stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock shall be delivered directly to Antebi in the names and addresses attached on Schedule 1.

(d) Buyer Stock Registration. Buyer agrees that upon delivery of the Stock Deposit it shall include those shares of Buyer Stock being delivered as the Stock Deposit in its current registration statement, or if necessary, Buyer will file a post effective amendment with respect to those shares of Buyer Stock being delivered as the Stock Deposit. In the event the registration does not become effective prior to the eligibility of an exemption available under Rule 144 under the Securities Act of 1933, then Buyer agrees to permit the removal of the restrictive legend in accordance with the applicable regulations thereof. In accordance with Section 9(a) below, the shares of Buyer Stock being delivered as the Stock Deposit shall be registered as follows: (i) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock shall be registered in the name of Seller, and (ii) stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock shall be registered in the name of Antebi. Buyer further agrees that upon Closing, it shall use its best efforts to include the Stock Payment in its next registration statement that is subsequently filed after Closing or amend its most recent effective registration statement prior to Closing, to register the additional shares of Buyer Stock constituting the Stock Payment as follows: (i) stock certificate(s) for Two Million (2,000,000) of the shares of Buyer Stock to be registered in the name of Seller, and (ii) stock certificate(s) for Five Hundred Thousand (500,000) of the shares of Buyer Stock to be registered in the name of Antebi (pursuant to Section 9(a) below).

(e) Financing Contingency. Buyer's and Seller's obligations under this Agreement shall be contingent upon Buyer securing a commitment acceptable to Buyer for financing for the Cash Payment by no later than February 5, 2010 (the "Contingency Termination Date"), as evidenced by proof in writing of an unconditional and irrevocable commitment to fund such Cash Payment executed by the funding source and, if such funds are from a lending source, an unconditional loan approval (collectively, "Proof of Funds"), which Proof of Funds shall be delivered to Seller by no later than 5:00 P.M. Pacific Time on the Contingency Termination Date. In the event Buyer is unable to secure and deliver to Seller such Proof of Funds by 5:00 P.M. Pacific Time on the Contingency Termination Date, then either Seller or Buyer, each in its sole discretion, may terminate this Agreement by giving written notice to the other party no later than 5:00 P.M. Pacific Time on February 10, 2010, in which case this Agreement shall be void, Seller shall be entitled to retain the Stock Deposit, and the parties hereto shall have no further obligations hereunder.

3. Closing. The closing of the transactions contemplated herein ("Closing") shall occur on or before March 5, 2010 (the "Closing Date"). Closing shall occur by the parties executing, dating, delivering and/or exchanging the instruments and Purchase Price required and/or contemplated by this Agreement. The Purchase Price and Closing Documents (as hereinafter defined) required herein shall be exchanged by the parties not later than 3:00 P.M. Pacific Time on the Closing Date. At the Closing, Seller and Buyer shall deliver the following documents and instruments (collectively, the "Closing Documents"'):

A copy of the Agreement for Sale of Membership Interest in Sierra Pipeline, LLC (Agreement) and its related attachments, are attached as exhibits to this report.

B.
On December 22, 2009, EGPI Firecreek, Inc., a Nevada corporation through its wholly owned subsidiary Energy Producers, Inc. (“EPI”) entered into a Agreement with Whitt Oil & Gas, Inc., a Texas corporation (“Whitt”) whereas the parties agree as follows regarding EPI’s acquisition from Whitt of a 50% working interest (32% net revenue interest) in the McWhorter Lease (Callahan County, Texas), the Young Lease (Callahan County, Texas) and the Boyett Lease (Stephens and Shackelford Counties, Texas), and the wells thereon, all as described in Exhibit “A” with summary of material terms as follows:

1.           The purchase price to be paid by EPI will be $225,000. This includes the acquisition costs of the 50% working interest in the leases and also EPI’s share of the costs of an initial work program consisting of the repair of identified problems on and return to production of three (3) wells located on said leases. Operating costs of wells are not included in the acquisition cost to be paid by EPI, and EPI must pay its pro-rata share of operating costs in accordance with this agreement and the operating agreement described below.

2.           At closing and prior to execution of the assignment of the said working interest in the leases to EPI, Whitt will assign the following stated overriding royalty interests in and to all oil, gas, casinghead gas, and other hydrocarbon substances produced, saved and marketed from the land subject to said leases:

(a)           2% to be named;

(b)           2% to be named; and

(c)           2% to be named.

Such assignments of overriding royalty interests will result in a 32% net revenue interest thereafter being conveyed to EPI.

3.           The overriding royalty interests to be assigned pursuant to paragraph 2 will be subject to the following terms and provisions:

(a)           Such assignments will be made without warranty of title, express or implied, except as to parties claiming by, through or under Whitt, but not otherwise;

(b)           Each overriding royalty interest assigned will be payable out of and only out of the oil and gas produced, saved and marketed, pursuant to the terms and provisions of said leases;

(c)           Each overriding royalty interest assigned will be free of development, production and operating expenses, but will be chargeable with its proportionate part of all gross production taxes and other taxes properly assessable thereto;

(d)           Each overriding royalty interest assigned will not be paid or accrued on any oil, gas, casinghead gas and other hydrocarbon substances used for operating, development or production purposes on the lands subject to the said leases or unavoidably lost, nor paid upon gas used for repressuring or recycling operations or pressure maintenance operations benefiting said lands;

(e)           Whitt, its successors and assigns, will have the right to pool the oil and gas leases and lands covered hereby, or any portion thereof, with other lands and leases into voluntary units, or into units as established by any governmental authority having jurisdiction, and if the leases, and the lands covered thereby, or any part thereof, are pooled accordingly, then each overriding royalty interest assigned will be reduced in proportion that the acreage burdened by each overriding royalty interest bears to all the acreage included in any pooled unit.

4.           The Boyett Lease has up to four potential Barnett locations that can be drilled. EPI shall be granted under the operating agreement the right, but not the obligation, to participate in each of these wells when proposed by Whitt. If EPI elects to participate in the drilling of any one or more of such new wells, EPI must pay its share of actual costs associated with its 50% working interest including completion costs (if completed) and plugging costs (if plugged). The costs of drilling and completing or plugging such wells is not included in the acquisition costs to be paid by EPI at closing.

5.           Closing will occur on or before December 31, 2009 at the offices of attorney Dan Fergus, Fergus and Fergus, LLP, 400 Pine Street, Suite 765, Abilene, Texas 79601, telephone (325) 691-0370, facsimile (325) 692-8107. The effective date of transfer will be December 1, 2009 regardless of the actual closing date. Closing costs will be paid from the acquisition funds provided by EPI or as the parties otherwise agree in closing instructions. EPI will be responsible for its share of ad valorem taxes from and after closing.

6.           The form of assignment to be used at closing will be mutually acceptable to th parties. In addition, at closing, the parties will sign a mutually acceptable form of operating agreement based on the A.A.P.L. Operating Agreement Form 610-1989. Whitt will be the operator and administrator for the project under the operating agreement.

A copy of the Bill of Sale and Assignment related to the Purchase of Oil and Gas Interests with Whitt, the Operating Agreement, and its related attachments and exhibits, are attached as exhibits to this report.

Item 3.02    Unregistered Sales of Equity Securities.

I.  (*)(**) On December 18, 2009, by majority consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.001 per share, to the following persons for and behalf of consideration for the Acquisition of Sierra Pipeline, LLC membership interests.

Name	Date	Share Amount(****)	Type of Consideration	Fair Market Value of Consideration

Don Tyner and Nancy Tyner, JTWROS (***)(****)/(1) 9807 Highridge Drive Las Vegas, Nevada 89134	12/18/09 to be effective 1/4/2010	2,000,000	In consideration of Acquisition of Sierra Pipeline, LLC Membership Interests	$160,000

Steven Antebi (***)(****)/(2) 10550 Fontenelle Way, Los Angeles, California, 90077	12/18/09	500,000	In consideration of Acquisition of Sierra Pipeline, LLC Membership Interests	$40,000

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures; and ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $200,000 worth of common stock in the immediately preceding table was used primarily in consideration of Acquisition of Sierra Pipeline, LLC Membership Interests.

(1)	Don Tyner and Nancy Tyner, JTWROS, are not currently affiliates, directors, or officers of the Registrant.
(2)	Steven Antebi provides other Business Consulting and advisory services, and is not currently a director, or officer of the Registrant..

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(****) The shares are to be included for registration in a registration statement on a best efforts basis by the Registrant in accordance with the terms of agreement.

II.  (*)(**) On December 18, 2009, by majority consent of the Board of Directors, the Registrant approved the following issuances of its restricted common stock, par value $0.001 per share, to the following person for services rendered.

Name	Date	Share Amount(****)	Type of Consideration	Fair Market Value of Consideration

Steven Antebi (***)(****)(1) 10550 Fontenelle Way, Los Angeles, California, 90077	12/18/06	3,400,000	Consultant/Advisory	$272,000
THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE (***)(****)/(2) 10550 Fontenelle Way, Los Angeles, California, 90077	12/18/09	600,000	Consultant/Advisory (Steven Antebi)	$48,000

(*) Issuances are approved, subject to such persons agreeing in writing to i) comply with applicable securities laws and regulations and make required disclosures; and ii) be solely and entirely responsible for their own personal, Federal, State, and or relevant single or multi jurisdictional income taxes, as applicable.

(**) $320,000 worth of common stock in the immediately preceding table was used primarily in consideration of services rendered to the Company.

(1)	Steven Antebi provides other Business Consulting and advisory services, and is not currently a director, or officer of the Registrant.
(2)
THE ANTEBI 1995 CHILDRENS INSURANCE & OTHER TRUST, PHIL LONDON TTE, are per directive of Steven Antebi, which provides Business Consulting and advisory services, and is not currently a director or officer of the Registrant.

(***) The shares of common stock were issued pursuant to an exemption from registration as provided by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”). All such certificates representing the shares issued by the Company shall bear the standard 1933 Act restrictive legend restricting resale.

(****) The shares are to be included for registration in a registration statement on a best efforts basis by the Registrant in accordance with the terms of agreement.

(1) Steven Antebi provides other Business Consulting and advisory services, and is not currently an affiliate, director, or officer of the Registrant.

Item 8.01.	Other Information.

On December 22, 2009, the Company issued promissory notes to certain institutional or accredited investors in the amount of $270,000 all due six (6) months from the date of issuance unless otherwise mutually agreed for extension. The proceeds are to be used in behalf of acquisitions or working capital in the normal course of business.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit

10.1	Agreement between the Company and Don Tyner related to the Company’s acquisition of Membership Interests in Sierra Pipeline, LLC., dated December 18, 2009.
10.2	Agreement between the Company and Whitt Oil and Gas, Inc. related to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.
10.3	Acquisition Agreement, between the Company and Whitt Oil and Gas, Inc. related to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.
10.4	Assignment of Leases, between the Company and Whitt Oil and Gas, Inc. related to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.
10.5
Operating Agreement, Related to the Agreements between the Company and Whitt Oil and Gas, Inc. as to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.

10.6
Recording Supplement to Operating Agreement, Related to the Agreements between the Company and Whitt Oil and Gas, Inc. as to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.

10.7
Assignment of ORRI Interests to Persons or Entities, further related to the Agreements between the Company and Whitt Oil and Gas, Inc. as to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.

10.8
Closing Instructions related to the Agreements between the Company and Whitt Oil and Gas, Inc. as to the Company’s acquisition of Interests in Oil and Gas Interests (Three Well Project), dated December 22, 2009.

10.9	Advisory Agreement between the Company and Steven Antebi dated December 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2009.

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer